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                                                                 Exhibit (10)(m)


                   AMENDMENT OF THE 1989 RESTRICTED STOCK PLAN


         RESOLVED, by the Board of Directors of Sundstrand Corporation, that the Sundstrand Corporation 1989 Restricted Stock Plan be, and the same here by is, amended by the addition of the following provision to subsection (d) of Article 6:

                  "Notwithstanding the foregoing, a participant may elect to defer the removal of the restrictions imposed upon shares purchased by such participant hereunder pursuant to guidelines established by the Compensation Committee of the Board of Directors of Sundstrand."